UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2006

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) N/A

(b) On April 12, 2006, the Company’s Board of Director’s approved the termination of Ronald A. Walrod as the Company's Chief Executive Officer and President and accepted his resignation as a director of the Company. Pursuant to the Employment Agreement previously entered into between the Company and Mr. Walrod, as a result of the termination of his employment Mr. Walrod is entitled to receive salary continuation payments for a six month period.

(c) On April 12, 2006, the Company’s Board of Directors appointed C. Neil Beer, Ph.D., as the Company’s Chief Executive Officer and President. Dr. Beer, age 70, has been a director since July 1988 and was an employee of the Company from May 1991 until November 1992. From April 2002 until April 2006, Dr. Beer has been the Executive Vice President of Computer Technology Associates, Inc. From April 1996 until April 2002, Dr. Beer was the President of SECON, a software and systems engineering company primarily supporting the national intelligence community. He was founder and chairman of the Teller Foundation from September 1989 to June 1996, focused on the applications of science and technology for the "benefit of mankind." From September 1986 to October 1989, he was President and Chief Executive Officer of Thermo Technologies Corporation that develops advanced lasers, optics, signal processing and energy conversion hardware. Previously, he was Deputy for Strategic Defense, Military Applications, at Livermore National Laboratory. During his career with the U.S. Air Force, Dr. Beer achieved the rank of Major General and was Deputy Chief of Staff, Plans and Programs, for the Air Force Space Command. Earlier, while assigned to the Office of the Secretary of Defense, he worked with the White House staff on policy and support requirements. Dr. Beer was associate professor of mathematics at the Air Force Academy and a combat pilot in Southeast Asia. Dr. Beer graduated magna cum laude with a B.S. degree in engineering from the University of Oklahoma and received his doctorate in Operations Research/Mathematical Programming in 1972 from that same University. Dr. Beer is recipient of the NDIA Medal for Outstanding Achievement in Space.

Dr. Beer’s employment with the Company is "at will." The Board of Directors has set his base salary at $225,000 per annum initially, increasing to $250,000 on July 1, 2006. Dr. Beer will be entitled to the standard employee benefits offered to JMAR’s other employees. In addition, Dr. Beer will receive a relocation allowance of up to $50,000. He also received an option exercisable into 300,000 shares of common stock of the Company, at an exercise price of $0.73 per share, exercisable in increments of 1/3 per year, commencing on April 12, 2007.

Item 8.01 Other Events.

As a result of Dr. Beer’s appointment as Chief Executive Officer and President, he no longer meets the definition of an "independent director," as defined by SEC Rules and the Nasdaq Rules, and, therefore, effective as of April 12, 2006 he has resigned as a member of the Company’s Audit Committee and its Compensation Committee. On April 12, 2006, the Board of Directors appointed J. Paul Gilman, Ph.D., as a member of the Audit Committee. The Board of Directors has determined that Dr. Gilman meets the definition of an independent director under the Nasdaq listing standards and meets the additional criteria for independence by Audit Committee members under the Sarbanes-Oxley Act of 2002.

On April 12, 2006, Vernon H. Blackman, Ph.D., resigned as Chairman of the Board and was replaced as Chairman by Charles A. Dickinson, a current member of the Company’s Board. Dr. Blackman also resigned as Chairman of the Compensation Committee and was replaced as Chairman of the Compensation Committee by Mr. Dickinson. Dr. Blackman will continue as a director of the Company and as a member of the Compensation Committee.

Pursuant to the Company’s Bylaws, the Board of Directors set the number of directors at six (6) until changed by resolution of the Board of Directors or shareholders.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 – Press Release issued on April 12, 2006 announcing appointment of new CEO and Chairman of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

April 13, 2006	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on April 12, 2006 announcing appointment of new CEO and Chairman of the Board